Exhibit 10.43

AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment No. 1 to Amended and Restated Credit Agreement (this “Amendment”) is entered into as of March 16, 2011, by and among Midas International Corporation, a Delaware corporation (the “Borrower”), the Lenders (as defined below), and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Agent”), PNC Bank National Association, as Syndication Agent, and Bank of America, N.A., as Documentation Agent.

RECITALS

WHEREAS, the Borrower, the lenders party thereto (the “Lenders”), and the Agent are party to that certain Amended and Restated Credit Agreement dated as of December 4, 2009 (the “Credit Agreement”). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement.

WHEREAS, the Borrower has requested that the Lenders and the Agent amend the Credit Agreement and grant a certain waiver with respect thereto.

WHEREAS, the Lenders party hereto and the Agent are willing, on the terms and subject to the conditions set forth herein, to amend the Credit Agreement and to grant such waiver.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

1.	Amendments to Credit Agreement.

(a) Article I of the Credit Agreement is hereby amended by deleting the definition of “Consolidated EBITDA” in its entirety and replacing it with the following:

“Consolidated EBITDA” means Consolidated Net Income, plus (a) to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for income taxes paid or accrued, (iii) depreciation, (iv) amortization (including amortization of stock based compensation expenses in accordance with Statement of Financial Accounting Standards No. 123R), (v) special charges in an aggregate amount not to exceed $1,500,000 related to the restructuring of the Borrower’s corporate overhead resulting in reductions in corporate expense occurring during the period from January 1, 2009 through December 31, 2010, (vi) special charges in an aggregate amount not to exceed $2,500,000 related to the potential ineffectiveness or termination of any existing Rate Management Transactions occurring during the period from January 1, 2009 through December 31, 2010, (vii) special charges consisting of deferred finance charges associated with the closing of the transactions contemplated by this Agreement and any amendments thereto, (viii) special charges in an aggregate amount not to exceed $2,000,000 relating to any reserve taken in connection with the Glad Transaction during the period from the Restatement Date through December 31, 2010, (ix) special charges incurred in fiscal year 2009 in an aggregate amount not to exceed $500,000 in connection with improvements to the appearance of company-owned stores and franchised stores and the implementation of the new warranty program, (x)

restructuring costs and losses (net of realized gains upon disposition) related to company-owned stores (including only those stores owned as of the Restatement Date and the stores to be acquired in the Glad Transaction) of up to $1,000,000 in each fiscal year, and (xi) the special charge incurred in fiscal year 2010 in an amount not to exceed $25,500,000 as a result of the award arising from the arbitration between Parent and MESA S.p.A. and Mobivia Group S.A., and minus (b) to the extent included in Consolidated Net Income, extraordinary gains realized other than in the ordinary course of business, all calculated for Parent and its Subsidiaries on a consolidated basis. As used herein, “fiscal quarter” and “fiscal year” means a fiscal quarter and fiscal year of Parent.

(b) Article V of the Credit Agreement is hereby amended by deleting Section 5.5 in its entirety and replacing it with the following:

5.5 Material Adverse Change. Since January 4, 2009 there has been no development, event or circumstance which could reasonably be expected to have a Material Adverse Effect other than the matter described on Schedule 5.7 hereto.

(c) Article VI of the Credit Agreement is hereby amended by (i) deleting Section 6.14(g) in its entirety and replacing it with the following:

(g) advances made in connection with the purchase of retail locations and any real estate and equipment relating thereto; provided, that during the period from March 16, 2011 through March 31, 2012, such advances shall not exceed $1,000,000 in the aggregate.

(ii) deleting Sections 6.24.2 and 6.24.3 in their entirety and replacing them with the following:

6.24.2 Leverage Ratio. The Borrower will not permit the ratio (the “Leverage Ratio”), determined as of the end of each fiscal quarter, of (a)(i) Bank Debt, plus (ii) obligations pursuant to or in respect of Letters of Credit, plus (iii) Capitalized Lease Obligations, in each case for Parent and its Subsidiaries as of the date of determination to (b) Consolidated EBITDA for the then most recently ended 12 fiscal months, to be greater than (x) 3.50 to 1.00 as of January 1, 2011, April 2, 2011 and July 2, 2011, (y) 3.25 to 1.00 as of October 1, 2011 and December 31, 2011 and (z) 3.00 to 1.00 as of the end of each fiscal quarter ending thereafter; provided, that at any time following the fiscal quarter ending December 31, 2011 that the Subordinated Indebtedness Condition shall exist, the maximum ratio shall be 3.25 to 1.00.

6.24.3 Minimum Net Worth. The Borrower will at all times maintain Consolidated Net Worth of not less than the sum of (a) $17,500,000, plus (b) 50% of positive Consolidated Net Income earned in each fiscal quarter ending on or after January 1, 2011.

and (iii) adding Section 6.24.5 as follows:

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6.24.5 Capital Expenditures. The Borrower will not, nor will it permit any Subsidiary to, expend, or be committed to expend, in excess of $4,000,000 for Consolidated Capital Expenditures during its fiscal year ending December 31, 2011 in the aggregate for the Borrower and its Subsidiaries.

(d) Schedule 5.7 to the Credit Agreement is hereby deleted in its entirety and replaced with the Schedule 5.7 attached hereto.

2.        Waiver. The Agent and the undersigned Lenders hereby waive any Default or Event of Default arising under Section 7.1 of the Credit Agreement to the extent caused by the Borrower’s making a request for a Loan on March 3, 2011 and concurrent remaking of the representations set forth in Sections 5.5 and 5.7 of the Credit Agreement following the granting of an award payable by Parent in connection with the arbitration between Parent and MESA S.p.A. and Mobivia Group S.A.; provided, that there is no material adverse change to the results of operations set forth in Parent’s audited financial statements for fiscal year 2010 from those set forth in the preliminary financial statements for such fiscal year previously delivered to the Agent and the Lenders.

3.        Representations and Warranties of the Borrower. The Borrower represents and warrants that:

(a) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and that this Amendment is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

(b) Each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except (i) for the matter referenced in paragraph 2 above, and (ii) to the extent that any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date; and

(c) After giving effect to this Amendment, no Default or Unmatured Default has occurred and is continuing.

4.        Effective Date. This Amendment shall become effective upon receipt by the Agent of duly executed counterparts of (a) this Amendment from the Borrower and each Lender executing the same, and (b) the Consent and Reaffirmation of Guaranty dated as of the date hereof in the form attached hereto as Exhibit A executed by each of the Guarantors.

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5.        Reference to and Effect Upon the Credit Agreement.

(a) The Credit Agreement and the other Loan Documents shall remain in full force and effect, and except as expressly set forth above, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver or forbearance of any Default or Unmatured Default or any right, power or remedy of the Agent or any Lender under the Credit Agreement or any of the other Loan Documents, or constitute a consent, waiver or modification with respect to any provision of the Credit Agreement or any of the other Loan Documents, and the Borrower hereby fully ratifies and affirms each Loan Document to which it is a party.

(b) Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

6.        Costs and Expenses. The Borrower hereby affirms its obligations under Section 9.5.1 of the Credit Agreement to reimburse the Agent for all reasonable costs and out-of-pocket expenses paid or incurred by the Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the reasonable fees and expenses of attorneys for the Agent with respect thereto.

7.        GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

8.        Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

9.        Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

[signature pages follow]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

BORROWER:

MIDAS INTERNATIONAL CORPORATION, a Delaware corporation

By:

Title:

LENDERS:
JPMORGAN CHASE BANK, N.A., Individually, as LC Issuer, as Swing Line Lender and as Agent

By:

Title:

PNC BANK NATIONAL ASSOCIATION, as Syndication Agent and Lender

By:

Title:

BANK OF AMERICA, N.A., as Documentation Agent and Lender

By:

Title:

BRANCH BANKING AND TRUST COMPANY, as Lender

By:

Title:

THE NORTHERN TRUST COMPANY, as Lender

By:

Title:

Schedule 5.7

EXHIBIT A

CONSENT AND REAFFIRMATION

Each of the undersigned (“Guarantors”) hereby (i) acknowledges receipt of a copy of Amendment No. 1 to the Amended and Restated Credit Agreement dated as of March 16, 2011 (the “Amendment”); (ii) consents to the execution and delivery thereof by the Borrower; (iii) agrees to be bound thereby; (iv) affirms that nothing contained therein shall modify in any respect whatsoever its guaranty of the obligations of the Borrower to Agent and Lenders pursuant to the terms of that certain Guaranty (the “Guaranty”) dated as of December 4, 2009, as amended through the date hereof, and (v) reaffirms that the Guaranty is and shall continue to remain in full force and effect. Although each of the Guarantors has been informed of the matters set forth herein and in the Amendment and has acknowledged and agreed to same, such Guarantors understand that the Agent and Lenders have no obligation to inform any of the Guarantors of such matters in the future or to seek any of the Guarantors’ acknowledgment or agreement to future amendments or waivers, and nothing herein shall create such a duty.

This Consent and Reaffirmation shall be governed by and construed in accordance with the laws of the State of Illinois, without reference to principles of conflicts of law.

[signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has executed this Consent and Reaffirmation on and as of the date of such Amendment.

MUFFLER CORPORATION OF AMERICA

By:

Title:

MIDAS PROPERTIES INC.

By:

Title:

MIDAS REALTY CORPORATION

By:

Title:

COSMIC HOLDINGS LLC

By:

Title:

MIDAS, INC.

By:

Title:

MIDAS ILLINOIS INC.

By:

Title:

PROGRESSIVE AUTOMOTIVE SYSTEMS, INC.

By:

Title:

MIDAS INTERNATIONAL CORPORATION, a Wyoming corporation

By:

Title: